Exhibit 4.02



                       ANNTAYLOR STORES CORPORATION

                                 $180,975,000

                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2019


                       REGISTRATION RIGHTS AGREEMENT


                                                                 June 18, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
BANC OF AMERICA SECURITIES LLC
c/o   MERRILL LYNCH & CO.
      Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
      Merrill Lynch World Headquarters
      North Tower
      World Financial Center
      New York, New York  10281-1305

Ladies and Gentlemen:

      AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), and the Banc of America Securities LLC (together with Merrill Lynch, the "Initial Purchasers"), upon the terms set forth in the Purchase Agreement dated June 14, 1999 (the "Purchase Agreement") among the Company, AnnTaylor, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the "AnnTaylor"), and the Initial Purchasers, Convertible Subordinated Debentures due 2019 (the "Debentures"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company and AnnTaylor agree with you, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Debentures and the holders from time to time of the Common Stock, par value $0.0068 per share (the "Common Stock"), of the Company initially issuable upon conversion of the Debentures (each of the foregoing, a "Holder" and, together, the "Holders"), as follows:

            Section 1. Definitions. Capitalized terms used in this Agreement without definition shall have their respective meanings set forth in the Purchase Agreement. All references to Sections herein are to Sections of this Agreement unless otherwise indicated. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "Act" or "Securities Act" means the Securities Act of 1933, as amended.

            "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Applicable Conversion Price" as of any date of determination means the Applicable Principal Amount per $1,000 principal amount at maturity of Debentures as of such date of determination divided by the Conversion Rate in effect as of such date of determination or, if no Debentures are then outstanding, the Conversion Rate that would be in effect were Debentures then outstanding.

            "Applicable Principal Amount" as of any date of determination, with respect to each $1,000 principal amount at maturity of Debentures means the sum of the initial issue price of such Debenture ($552.56) plus accrued original issue discount with respect to such Debenture through such date of determination or, if no Debentures are then outstanding, such sum calculated as if such Debentures were then outstanding.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

            "Commission" means the Securities and Exchange Commission.

            "Company Offering" means the sale of Common Stock pursuant to a registration statement filed by the Company under the Act (other than (i) a registration statement filed on Form S-4 or any successor form or (ii) a registration statement filed on Form S-8 or any successor form) respecting an underwritten offering, whether primary or secondary, that is declared effective by the Commission.

            "Conversion Rate" means the term "Conversion Rate" as defined in the Indenture.

            "Damages Payment Date" means each June 18 and December 18 in the case of Debentures and the Common Stock.

            "DTC" means The Depository Trust Company.

            "Effectiveness Period" has the meaning set forth in Section 2(b).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Indenture" means the Indenture dated as of the date hereof among the Company, AnnTaylor and The Bank of New York, as trustee, pursuant to which the Debentures are being issued.

            "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, as set forth in Section 6.

            "Notice and Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Appendix B to the Offering Memorandum of the Company dated June 14, 1999 relating to the Debentures.

            "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

            "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities.

            "Record Holder" means, with respect to any Damages Payment Date relating to any Debenture or Common Stock as to which any Liquidated Damages Amount has accrued, the registered holder of such Debenture or Common Stock, as the case may be, 15 days prior to the next succeeding Damages Payment Date.

            "Registrable Securities" means the Debentures and the shares of Common Stock issuable upon conversion of the Debentures, until such securities have been converted or exchanged, and, at all times subsequent to any such conversion or exchange, any securities into or for which such securities have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it,
      (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) were it not held by an Affiliate of the Company or (iii) its sale to the public pursuant to Rule 144.

            "Shelf Registration" means a registration effected pursuant to
      Section 2.

            "Shelf Registration Statement" means a "shelf" registration statement of the Company and AnnTaylor pursuant to the provisions of
      Section 2 filed with the Commission which covers some or all of the Registrable Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Trustee" means The Bank of New York (or any successor entity), the trustee under the Indenture.

            "Underwriter" means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

            Section 2. Shelf Registration. (a) The Company and AnnTaylor shall prepare and file or cause to be prepared and filed with the Commission, as soon as practicable, but in any event, no later than the date (the "Filing Deadline Date") that is 90 days after the date of original issuance (the "Issue Date") of the Debentures, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall each use their best efforts to cause such Shelf Registration Statement to be declared effective under the Act no later than the date (the "Effectiveness Deadline Date") that is 180 days following the Issue Date; provided, however, that no Holder shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration unless such Holder shall have provided a Notice and Questionnaire in accordance with Section 2(c) and is in compliance with
Section 3(m). None of the Company's securityholders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

                  (b) The Company and AnnTaylor shall each use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective or such shorter period that will terminate upon the earliest of the following: (A) when all the Debentures covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (B) when all shares of Common Stock issued upon conversion of any such Debentures that had not been sold pursuant to the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement and (C) when, in the written opinion of counsel to the Company and AnnTaylor, all outstanding Registrable Securities held by persons which are not affiliates of the Company or AnnTaylor may be resold without registration under the Act pursuant to Rule 144(k) under the Act or any successor provision thereto (in any such case, such period being called the "Effectiveness Period").

                  (c) Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three (3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company and AnnTaylor shall, as promptly as is practicable after the date a Notice and Questionnaire and such other information as the Company and Ann Taylor may reasonably require pursuant to Section 3(m) is delivered, and in any event within five (5) Business Days after such date, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and AnnTaylor shall file a post-effective amendment to the Shelf Registration Statement, use their best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 2(c)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(c)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses
(i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 2(d), provided, further, that if under applicable law the Company or AnnTaylor has more than one option as to the type or manner of making any such filing, it will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, neither the Company nor AnnTaylor shall be under any obligation to name any Holder that is not a Notice Holder as a selling securityholder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of Section 2(c) of this Agreement (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(c).

                  (d) The Company and AnnTaylor shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the requisite period if either the Company or AnnTaylor voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any such Registrable Securities during that period, unless (i) such action is required by applicable law, (ii) upon the occurrence of any event contemplated by paragraph 3(c)(2)(iii) below, and such action is taken by the Company or AnnTaylor in good faith and for valid business reasons or (iii) the continued effectiveness of the Shelf Registration Statement would require the Company or AnnTaylor to disclose a material financing, acquisition or other corporate development, and the proper officers of the Company shall have determined in good faith that such disclosure is not in the best interests of the Company and its stockholders, and, in the case of clause
(ii) above, the Company and AnnTaylor thereafter promptly comply with the requirements of Section 3(i) below. The duration of all periods during which the availability of the Shelf Registration Statement and the Prospectus is suspended in accordance with clauses (i) through (iii) of the preceding sentence (each such period of suspension being referred to herein as a "Deferral Period") shall, without the Company or AnnTaylor incurring any obligation to pay liquidated damages pursuant to Section 2(e), not, in the aggregate, exceed 45 days in any three-month period or 90 days in any 12-month period.

                  (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, (iii) either the Company or AnnTaylor has failed to perform its obligations set forth in Section 2(c) within the time period require therein or (iv) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to
Section 2(d) hereof (each of the events of a type described in any of the foregoing clauses (i) through (iv) are individually referred to herein as an "Event," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the date by which each of the Company and AnnTaylor is required to perform its obligations set forth in Section 2(c) in the case of clause (iii) (including the filing of any post-effective amendment prior to the Amendment Effectiveness Deadline Date) and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 2(d) hereof in the case of clause (iv), being referred to herein as an "Event Date"). Events shall be deemed to continue until the "Event Termination Date," which shall be the following dates with respect to the respective types of Events: the date the Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), the latest date on which the Company and AnnTaylor perform their obligations set forth in
Section 2(c) in the case of an Event of the type described in clause (iii) (including, without limitation, the date the relevant post-effective amendment to the Shelf Registration Statement is declared effective under the Securities Act), and termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 2(d) to be exceeded in the case of the commencement of an Event of the type described in clause (iv).

            Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "Damages Accrual Period"), the Company and AnnTaylor agree to pay, as liquidated damages and not as a penalty, an amount (the "Liquidated Damages Amount"), payable on the Damages Payment Dates to Record Holders of then outstanding Debentures that are Registrable Securities and of then outstanding shares of Common Stock issued upon conversion of Debentures that are Registrable Securities, as the case may be, accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, in respect of the first time that the Liquidation Damages Amount is to be paid to Holders on a Damages Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on but excluding the first to occur of (A) the date of the end of the Damages Accrual Period or (B) the next Damages Payment Date, at a rate per annum equal to one-quarter of one percent (.25%) for the first 90-day period from the Event Date and thereafter at a rate per annum equal to one-half of one percent (.5%) of the aggregate Applicable Principal Amount of such Debentures and the Applicable Conversion Price of such shares of Common Stock, as the case may be, in each case determined as of the Business Day immediately preceding the next Damages Payment Date; provided, that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (iii) of the immediately preceding Paragraph, such Liquidated Damages Amount shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Company and AnnTaylor to incur the obligations set forth in Section 2(c) the non-performance of which is the basis of such Event; provided further, that any Liquidated Damages Amount accrued with respect to any Debenture or portion thereof called for redemption on a redemption date or converted into Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Debenture or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) termination of the Effectiveness Period pursuant to Section 2(b). The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company and AnnTaylor of Liquidated Damages Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Liquidated Damages Amounts will cease (without in any way limiting the effect of any subsequent Event requiring the payment of Liquidated Damages Amount by the Company and AnnTaylor).

            The Trustee shall be entitled, on behalf of Holders of Debentures or Common Stock issued upon conversion of Debentures, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

            All of the Company's and AnnTaylor's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full.

            The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

            Section 3. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply:

                  (a) The Company and AnnTaylor shall furnish to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall each use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably may propose.

                  (b) The Company and AnnTaylor shall take such action as may be necessary so that (i) any Shelf Registration Statement, and any amendment thereto, and any Prospectus forming part thereof, and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement, and any amendment thereto, does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                  (c) (1) AnnTaylor shall advise the Initial Purchasers and, in the case of clause (i), the Holders and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing:

                        (i) when a Shelf Registration Statement, and any
                  amendment thereto, has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

                        (ii) of any request by the Commission for
                  amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

                  (2) AnnTaylor shall advise the Initial Purchasers and the Holders and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing of:

                        (i) the issuance by the Commission of any stop
                  order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                        (ii) the receipt by the Company or AnnTaylor of any
                  notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                        (iii) the happening of any event that requires the
                  making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

                  (d) AnnTaylor shall use its best efforts to prevent the issuance, and, if issued, to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

                  (e) The Company and AnnTaylor shall furnish to each Holder of Registrable Securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendments thereto, including financial statements and schedules, and, if the Holder so requests in writing, all reports and other documents incorporated by reference in the Shelf Registration Statement and exhibits (including those incorporated by reference).

                  (f) The Company and AnnTaylor shall, during the Effectiveness Period, deliver to each Holder of Registrable Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and each of the Company and AnnTaylor consents (except upon and during the continuance of any event described in paragraphs 2(d) or 3(c)(2)(iii) above or Section 6(e)) to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto during the Shelf Registration Period.

                  (g) Prior to any offering of Registrable Securities pursuant to any Shelf Registration Statement, the Company and AnnTaylor shall register or qualify or cooperate with the Holders of Registrable Securities included therein and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Shelf Registration Statement; provided, however, that in no event shall the Company or AnnTaylor be obligated to (i) qualify generally to do business or as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(g), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

                  (h) Unless any Registrable Securities shall be in book-entry only form, the Company and AnnTaylor shall cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Registrable Securities pursuant to such Shelf Registration Statement.

                  (i) Upon the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, the Company and AnnTaylor shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, in each case, for an untrue statement of a material fact or omission of a material fact made in reliance on and in conformity with written information furnished to AnnTaylor or the Company by or on behalf of Holders specifically for use therein). The Company and AnnTaylor agree to notify the Holders to suspend use of the Prospectus, and the Holders shall suspend use of the Prospectus, and not communicate such material non-public information to any third party, and not sell or purchase, or offer to sell or purchase, any securities of the Company or AnnTaylor, until the Company or AnnTaylor has amended or supplemented the Prospectus so it does not contain any such misstatement or omission. Subject to
      Section 2(d), at such time as such public disclosure is otherwise made or the Company and AnnTaylor determine in good faith that such disclosure is not necessary, the Company and AnnTaylor agree to notify the Holders of such determination and to amend or supplement the Prospectus if necessary, so it does not contain any such untrue statement or omission therein and to furnish the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request.

                  (j) Not later than the effective date of any Shelf Registration Statement hereunder, the Company and AnnTaylor shall provide a CUSIP number for all Registrable Securities covered by any Shelf Registration Statement and provide the Trustee with certificates for the Debentures that are in a form eligible for deposit with DTC.

                  (k) The Company and AnnTaylor shall use their best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to their securityholders or otherwise provide in accordance with Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

                  (l) The Company and AnnTaylor shall use their reasonable best efforts to cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

                  (m) The Company and AnnTaylor may require each Holder of Registrable Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company and AnnTaylor such information regarding the Holder and the distribution of such Registrable Securities as the Company and AnnTaylor may from time to time reasonably require for inclusion in such Shelf Registration Statement and AnnTaylor and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

                  (n) The Company and AnnTaylor will each use their reasonable best efforts to cause the Common Stock issuable upon conversion of the Debentures to be listed on the New York Stock Exchange on or prior to the effective date of any Shelf Registration Statement hereunder.

                  (o) Upon (i) the filing of any Shelf Registration Statement and (ii) the effectiveness of any Shelf Registration Statement, the Company shall announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News (or any successor thereto).

                  (p) The Company and AnnTaylor shall use their reasonable best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

            Section 4. Registration Expenses. Except as otherwise provided in Section 6, the Company and AnnTaylor shall bear all fees and expenses incurred in connection with the performance of their obligations under Sections 2 and 3 and shall bear or reimburse the Holders for the reasonable fees and disbursements of one firm of counsel designated by the Company and reasonably acceptable to the Holders of a majority of the Registrable Securities covered by the Shelf Registration Statement to act as counsel therefor in connection therewith.

            Section 5. Indemnification and Contribution. (a) In connection with any Shelf Registration Statement, the Company and AnnTaylor, jointly and severally, shall indemnify and hold harmless the Initial Purchasers, each Holder, each underwriter who participates in an offering of Registrable Securities, each person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees, trustees and agents, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto) covering Registrable Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and AnnTaylor; and

                (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by the Holders, such Holder or any underwriter (except to the extent otherwise expressly provided in Section 5(c))), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

provided that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with written information furnished to the Company or AnnTaylor by the Initial Purchasers, such Holder or any underwriter in writing expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) contained in any preliminary prospectus if the Initial Purchasers, such Holder or such underwriter failed to send or deliver a copy of the Prospectus (or any amendment or supplement thereto) to the Person asserting such losses, claims, damages or liabilities on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such Prospectus (or any amendment or supplement thereto) corrected such untrue statement or omission. Any amounts advanced by the Company or AnnTaylor to an indemnified party pursuant to this Section 5 as a result of such losses shall be returned to AnnTaylor if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company or AnnTaylor.

                  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, AnnTaylor, the Initial Purchasers, each underwriter who participates in an offering of Registrable Securities and the other selling Holders and each of their respective directors, officers (including each officer of the Company who signed the Shelf Registration Statement), employees, trustees and agents and each Person, if any, who controls the Company, AnnTaylor, the Initial Purchasers, any underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 5(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or AnnTaylor by such selling Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Shelf Registration Statement.

                  (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have other than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If an indemnifying party so elects within a reasonable time after receipt of such notice, such indemnifying party, jointly with any other indemnifying party, may assume the defense of such action with counsel chosen by it and approved by the indemnified party or parties defendant in such action; provided that if any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party or parties shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnifying party and counsel for each indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity provision agreement provided for in this Section 5 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company, AnnTaylor, the Initial Purchasers and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, AnnTaylor, the Initial Purchasers and the Holders, as incurred; provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, AnnTaylor, the Initial Purchasers and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company and AnnTaylor, on the one hand, and the Initial Purchasers and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company and AnnTaylor, on the one hand, and of the Initial Purchasers and the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and AnnTaylor, on the one hand, or by or on behalf of the Initial Purchasers or the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, AnnTaylor, the Initial Purchasers and the Holders of the Registrable Securities agree that it would not be just and equitable if contributions pursuant to this Section 5 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 5(d), each director, officer, employee, trustee, agent and Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director, officer, employee, trustee and agent of the Company and AnnTaylor, and each Person, if any, who controls the Company or AnnTaylor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and AnnTaylor. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

            Section 6.  Underwritten Offering.

                  (a) The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell such Registrable Securities in an underwritten offering in accordance with the conditions set forth below. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Holders of a majority of the Registrable Securities to be included in such offering; provided, however, that (i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company and AnnTaylor and (ii) neither the Company nor AnnTaylor shall be obligated to arrange for more than one underwritten offering during the Effectiveness Period. No Holder may participate in any underwritten offering contemplated hereby unless such Holder (i) agrees to sell such Holder's Registrable Securities in accordance with any approved underwriting arrangements, (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (iii) at least 30% of the outstanding Registrable Securities are included in such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders and shall reimburse the Company and AnnTaylor for the fees and disbursements of their counsel, their independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing, upon receipt of a request from the Managing Underwriter or a representative of Holders of a majority of the Registrable Securities outstanding to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company and AnnTaylor may delay the filing of any such amendment or supplement for up to 90 days if the Company and AnnTaylor in good faith have a valid business reason for such delay.

                  (b) The Company and AnnTaylor shall enter into such customary agreements (including underwriting agreements in customary form) which are reasonably acceptable to the Company and AnnTaylor, and take all other reasonably requested actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 (or such other provisions and procedures acceptable to the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 5.

                  (c) The Company and AnnTaylor shall (i) make reasonably available for inspection by the Holders of Registrable Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and AnnTaylor and its subsidiaries; (ii) cause the Company's and AnnTaylor's officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement, in each case as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company and AnnTaylor, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Holders and other parties reasonably acceptable to the Company and AnnTaylor; (iii) make such representations and warranties to the Holders of Registrable Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by the Company and AnnTaylor to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Company and AnnTaylor (who may be the general counsel of the Company and/or AnnTaylor) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) in customary form addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters (it being agreed that the matters to be covered by such opinion or a written statement by such counsel delivered in connection with such opinions shall include, without limitation, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading); (v) obtain "comfort letters" and updates thereof from the independent public accountants of the Company and AnnTaylor (and, if necessary, any other independent public accountants of any subsidiary of the Company or AnnTaylor or of any business acquired by the Company or AnnTaylor for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each such Holder of Registrable Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "comfort letters" in connection with primary underwritten offerings; and (vi) deliver such other customary documents and certificates as may be reasonably requested by any such Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 3(i) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and AnnTaylor. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 6(c) shall be performed at each closing under any underwritten offering to the extent required thereunder.

                  (d) Upon the request of the Company, the Holders agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Securities during the 10-day period prior to the date that the Company has notified the Holders that it intends to commence a Company Offering through the 120-day period immediately following the closing date of such Company Offering; provided, however, that (i) the Holders shall not be obligated to comply with this Section 6(d) until the first anniversary of the date of this Agreement and (ii) the Holders shall not be obligated to comply with this Section 6(d) on more than one occasion in any 12-month period.

            Section 7.  Miscellaneous.

                  (a) No Conflicting Agreements. Neither the Company nor AnnTaylor is, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. Each of the Company and AnnTaylor represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's or AnnTaylor's securities under any other agreements.

                  (b) Amendments and Waivers. The provision of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and AnnTaylor have obtained the written consent of the Initial Purchasers.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                        1. if to a Holder, at the most current address
                  given by such Holder to the Company or AnnTaylor in accordance with the provisions of this Section 6(c);

                        2. if to the Initial Purchasers, initially at the
                  address set forth in the Purchase Agreement; and

                        3. if to the Company or AnnTaylor, initially at
                  its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have duly given when received.

      The Initial Purchasers or the Company and AnnTaylor by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and the Holders, including, without the need for an express assignment or any consent by the Company or AnnTaylor thereto, subsequent Holders of Registrable Securities. The Company and AnnTaylor hereby agree to extend the benefits of this Agreement to any Holder of Registrable Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  (h) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

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            Please confirm that the foregoing correctly sets forth the agreement among AnnTaylor, the Company and you.

                        Very truly yours,

                        ANNTAYLOR STORES CORPORATION


                        By: /s/ Barry Erdos
                            __________________________
                           Name:  Barry Erdos
                           Title: Executive Vice President - CFO


                        ANNTAYLOR, INC.


                        By: /s/ Barry Erdos
                           __________________________
                           Name:  Barry Erdos
                           Title: Executive Vice President - CFO


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
BANC OF AMERICA SECURITIES LLC

By:   MERRILL LYNCH & CO.
      Merrill Lynch, Pierce, Fenner & Smith
                Incorporated

By:  /s/ Cynthia Bates
     ______________________________________
     Name:  Cynthia Bates
     Title: Vice President